Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders
EnerTeck Corporation

We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 of our report dated March 31, 2011, relating to the financial statements of EnerTeck Corporation as of December 31, 2010 and 2009, and the two years then ended, included herein.  We also consent to the reference to us under the heading “Experts” in this Registration Statement.

Philip Vogel & Co. PC

/s/ Philip Vogel & Co. PC

Dallas, Texas
August 30, 2011